                           LOAN AND SECURITY AGREEMENT

                                 by and between

         MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC., ACTING THROUGH
                       ITS DIVISION, MERRILL LYNCH CAPITAL
                                    As Lender

                                       and

                            STRATFORD SHIPPING CORP.
                                       and
                            SHEFFIELD MARITIME CORP.
                                   As Debtors

                           Dated as of August 26, 2004

                           LOAN AND SECURITY AGREEMENT

     LOAN AND SECURITY AGREEMENT (this "AGREEMENT"), dated as of August 26,
2004, by and between MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC., ACTING
THROUGH ITS DIVISION, MERRILL LYNCH CAPITAL ("LENDER"), a Delaware corporation, as lender, and STRATFORD SHIPPING CORP. ("STRATFORD SHIPPING"), and SHEFFIELD
MARITIME CORP. ("SHEFFIELD MARITIME"), as borrowers (each of Stratford Shipping and Sheffield Maritime, a "DEBTOR" and collectively "Debtors"), each a corporation organized under the laws of the Republic of the Marshall Islands with an address at Trust Company Complex, Ajeltake Island, P.O. Box 1405,
Majuro, Marshall Islands, MH 96960. In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                                    RECITALS

     A. The Debtors have entered into a series of transactions, pursuant to which (i) Stratford Shipping has purchased the Panama-registered bulk carrier
M/V IROQUOIS MAIDEN (ex-M/V VIENNA WOOD N), IMO No. 8109008, currently under bareboat charter registry in the Republic of the Philippines, under Philippine flag with Official Number MNLA 000620, Gross Tons 24,783, Call Sign DYBM, and
port of registry, Manila; and (ii) Sheffield Maritime has purchased the
Panama-registered bulk carrier M/V MANHATTAN PRINCESS (ex-M/V CHIOS LUCK), IMO
No. 8029715, currently under bareboat charter registry in the Republic of the
Philippines, under Philippine flag with Official Number MNLA 000621, Gross Tons
24,783, Call Sign DYBX, and port of registry, Manila.

     B. By this Agreement, the Debtors desire, among other things, (i) to provide for the making of a single Loan by Lender on the same date to the
Debtors in an aggregate principal amount not to exceed U.S.$15,000,000.00 to enable Stratford Shipping to finance its acquisition of the IROQUOIS MAIDEN and
Sheffield Maritime to finance its acquisition of the MANHATTAN PRINCESS, (ii) to provide for the issuance by the Debtors to Lender of one joint and several Note evidencing the consolidated Loan to be made by Lender to the Debtors as herein provided, and (iii) to provide for the assignment and mortgage by each Debtor to
Lender of, among other things, all such Debtor's right, title and interest in and to its respective Vessel and all payments and other amounts received hereunder or thereunder in accordance with the terms hereof, as security for the
Debtors' obligations to Lender.

     C. Lender is willing to make the Loan to the Debtors on the terms and conditions of this Agreement in partial consideration for the Debtors' agreement to be jointly and severally liable for all Obligations and to grant and to cause certain other parties to grant to Lender security interests in the Collateral as provided hereunder and to grant to Lender a Mortgage on the whole of each
Vessel.

     D. All things have been done to make the Note, when issued, executed and delivered to Lender by the Debtors hereunder, the legal, valid and binding joint and several obligation of the Debtors.

SECTION 1. DEFINITIONS.

     1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following defined meanings, unless the context otherwise requires (such terms to be equally applicable to both singular and plural forms of the terms defined):

     "AFFILIATE" of any specified Person shall mean any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, to vote forty percent (40%) or more of the securities having voting power for the election of directors of such Person, or otherwise to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "AGREEMENT", "HEREOF", "HERETO", "HEREUNDER" and words of similar import shall mean this Loan and Security Agreement, as the same may from time to time be amended, modified or supplemented.

     "APPLICABLE INTEREST RATE" shall mean a fixed rate equal to 3.75% plus the
Index Rate. Interest shall be calculated on the basis of a 360-day year with
30-day months.

     "APPRAISAL VALUE" shall mean the fair market value of each Vessel as determined by an opinion of value rendered by a recognized, independent appraisal firm, mutually acceptable to all parties, and at the Debtors' cost.
The appraisal will include a breakdown of the vessel value components for
(charter-free) vessel. Such amount shall be determined not more than fifteen
(15) days prior to the date of the drawdown of the Loan.

     "ASSIGNED CHARTERS" shall mean the Head Charters and the subcharters.

     "ASSIGNMENTS" shall mean, collectively, the Earnings Assignments and the
Assignments of Insurances.

     "ASSIGNMENT OF INSURANCES" shall mean each of the first priority assignments of insurances granted in favor of Lender in form and substance satisfactory to Lender.

     "BREAKAGE COSTS" shall mean any costs incurred by Lender as a result of payment of principal or interest other than on a scheduled Installment Payment
Date in accordance with the scheduled amortization of the Loan.

     "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or legal holiday under the laws of the State of New York.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and
Liability Act, as amended by the Superfund Amendments and Reauthorization Act,
42 U.S.C. Section 9601 et seq. and as further amended from time to time.

     "CHARTERER'S CONSENT" shall mean the consent and subordination of each charterer of an Assigned Charter to the Earnings Assignments, in form and substance acceptable to Lender.

                                        2

     "CLASSIFICATION SOCIETY" shall mean a classification society reasonably acceptable to Lender, including, but not limited to, Lloyd's Register of
Shipping, in the case of the IROQUOIS MAIDEN, and Det Norske Veritas, in the case of the MANHATTAN PRINCESS.

     "CODE" or "UCC" shall mean the Uniform Commercial Code as from time to time in effect in any applicable jurisdiction.

     "COLLATERAL" as defined in Section 6.1 hereof.

     "COMMITMENT" shall mean the obligation of Lender to make the Loan in the aggregate principal amount specified in Section 2.1 hereof.

     "CURRENT ASSETS" shall mean the aggregate (as of the date of calculation)
of each Debtor's cash, marketable securities, trade and other receivables realizable within one (1) year, inventories and prepaid expenses which are charged to income within one (1) year as stated in the Debtors' consolidated financial statements required to be delivered pursuant to Section 5.5 hereof.

     "CURRENT LIABILITIES" shall mean the aggregate (as of the date of calculation) of all liabilities of each Debtor falling due on demand or within one (1) year, excluding the portion of Total Long-Term Debt falling due on demand or within one (1) year as stated in its consolidated financial statements then most recently required to be delivered pursuant to Section 5.5 hereof.

     "DEBTOR" as defined in the preamble of this Agreement.

     "DEFAULT" shall mean any event which, with notice, lapse of time or both, would constitute an Event of Default.

     "EARNINGS" as defined in the Earnings Assignments.

     "EARNINGS ASSIGNMENTS" shall mean the first priority assignment of charter parties, charter hire, freights and earnings granted by each Debtor with respect to its Vessel and the assignments of charter parties, charter hire and earnings granted by any other disponent owner or intermediate charterer with respect to such Vessel, in favor of Lender in form and substance satisfactory to Lender and its counsel.

     "ENVIRONMENTAL ACTION" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement arising under any Environmental
Law or Environmental Permit relating to Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment in connection with or arising from exposure to or the actual or potential release of Hazardous Materials, including (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages, and (b) by any Governmental Authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "ENVIRONMENTAL EVENT" shall mean (i) an environmental event that has occurred or any environmental condition that is discovered in, on, beneath, from or involving any Vessel (including the presence, emission or release of
Hazardous Materials or the violation of any applicable Environmental Law) for which a remediation or reporting could reasonably be required under applicable
Environmental Law, or (ii) notification received by any Debtor that a Debtor or any Vessel is the subject of an Environmental Action relating to such Vessel that could reasonably be expected to result in any ordered remediation or corrective action or other material liability under applicable Environmental
Law.

     "ENVIRONMENTAL LAW" shall mean any and all applicable international, foreign, federal, state, regional and local Laws (as well as obligations, duties and requirements relating thereto under common law) relating to: (a) emissions, discharges, spills, releases or threatened releases of pollutants, contaminants,
Hazardous Materials, materials containing Hazardous Materials, or hazardous or toxic materials or wastes into ambient air, surface water (including, without limitation, all inland and ocean waters), groundwater, watercourses, publicly or privately-owned treatment works, drains, sewer systems, wetlands, septic systems or onto land; (b) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Materials, materials containing Hazardous Materials or hazardous and/or toxic wastes, materials, products or by-products (or of equipment or apparatus containing Hazardous
Materials); or (c) pollution or the protection of human health, safety or the environment from exposure to or injury or damage caused by Hazardous Materials.
Without limitation, "ENVIRONMENTAL LAW" includes CERCLA and OPA 90 and IMO 13(g)
(when and if the latter comes into effect). Debtors hereby agree to comply with, take or abstain from, any action, as the case may be, as the International
Maritime Organization may require.

     "ENVIRONMENTAL PERMIT" means any Permit, approval, identification number, license or other authorization required under any Environmental Law.

     "EVENT OF DEFAULT" as defined in Section 7 hereof.

     "EVENT OF LOSS" shall mean, with respect to a Vessel, the actual or constructive loss or the disappearance of such Vessel or the loss of use thereof, due to theft, destruction, damage beyond repair or damage from any reason whatsoever, to an extent, in the sole judgment of Lender, which makes repair uneconomical, or rendition thereof unfit for normal use, or the condemnation, confiscation or seizure of, or requisition of title to or use of, such Vessel by any governmental authority or any other Person, whether or not acting under color of governmental authority.

     "FINANCIAL STATEMENTS" shall mean, as to any Person or group of Persons, the balance sheets and statements of income and cash flows, prepared in accordance with GAAP, of such Person or group of Persons as required from time to time to be provided by the Debtors under this Agreement.

     "FUNDING DATE" shall mean the date on which Lender shall make the Loan to the Debtors pursuant hereto.

     "GAAP" shall mean generally accepted accounting principles consistently applied in the United States.

     "GUARANTOR" shall mean each of the entities listed on Schedule 1 hereto, as the same may be hereafter amended or modified.

     "GUARANTY" shall mean a joint and several guaranty of all Obligations given by the Guarantors in form and substance satisfactory to Lender.

     "HAZARDOUS MATERIALS" shall mean (a) hazardous materials, hazardous wastes, and hazardous substances as those or similar terms are defined under any
Environmental Laws, including, but not limited to, the following: the Hazardous
Materials Transportation Act, 49 U.S.C. Section 1801 et seq., as amended from time to time, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901
et seq., as amended from time to time, CERCLA, the Clean Water Act, 33 U.S.C.
Section 1251 et seq., as amended from time to time, the Clean Air Act, 42 U.S.C.
Section 7401 et seq., as amended from time to time, and/or the Toxic Substances
Control Act, 15 U.S.C. Section 2601 et seq., as amended from time to time, OPA
90; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof; (d) asbestos and/or any material which contains any hydrated mineral silicate, including, but not limited to, chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (e) polychlorinated biphenyls
("PCBS"), or PCB-containing materials or fluids; (f) radon; (g) any other hazardous radioactive, toxic or noxious substance, material, pollutant, or solid, liquid or gaseous waste; and (h) any hazardous substance that, whether by its nature or its use, is subject to regulation under any Environmental Law or with respect to which any international, federal, state or local Environmental
Law or governmental agency requires environmental investigation, monitoring or remediation.

     "HEAD CHARTER" shall mean each of the bareboat charter parties between a
Debtor and Intermodal Shipping, Inc., registered under the laws of the Republic of the Philippines, as any such charter is amended, extended or renewed from time to time.

     "HIRE" shall mean all freights, earnings and charter hire under any and all charters and contracts of affreightment, or requiring or contemplating the use of, a Vessel from time to time, together with additional hire, supplemental hire, requisition hire and any other amounts paid on account of the use or employment of such Vessel.

     "INDEBTEDNESS" shall mean (i) all indebtedness or other obligation for borrowed money or for the deferred purchase price of property or services which in accordance with GAAP would be shown on the liability side of the balance sheet of the Debtors, (ii) the face amount of all letters of credit issued for the account of any Debtor and, without duplication, all drafts drawn thereunder,
(iii) obligations as lessee under any lease which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iv) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of other Persons of the kinds referred to in clause (i), (ii) or (iii) above.

     "INDEX RATE" shall mean the five (5) year swap rate as published on
Bloomberg Professional Services screen "USSW," determined as of the closing swap rate two (2) Business Days prior to the Funding Date.

     "INSTALLMENT PAYMENT DATE" shall mean, with the respect to the Note, each of the sixty (60) consecutive monthly dates during the Note Term, the first of which shall be October 1, 2004, on which a regular installment of principal and interest is due on the Note. If any such date is not a Business Day, then any amounts owing on such day shall be payable on the next succeeding Business Day.

     "INTEREST PERIOD" shall mean, during the Note Term, each monthly period ending on an Installment Payment Date, provided the first Interest Period shall commence on the Funding Date and end on the first Installment Payment Date, and the last Interest Period of the Fixed Term shall end on the Maturity Date.

     "ISM CODE" means the International Safety Management Code for the Safe
Operation of Ships and Pollution Prevention, as adopted by the Assembly of the
International Maritime Organization on 4 November 1993 by resolution A.741 (18)
and incorporated on 19 May 1994 as Chapter IX of the Safety of Life at Sea
Convention 1974.

     "LATE CHARGE RATE" shall mean a rate per annum equal to five (5) percentage points higher than the Applicable Interest Rate, however, in no event to exceed the highest rate allowed by applicable law, if any.

     "LENDER" as defined in the preamble of this Agreement.

     "LETTER OF UNDERTAKING" shall mean a Letter of Undertaking delivered to
Lender by the Manager of each Vessel in the form attached hereto as Exhibit A.

     "LIENS" shall mean any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on common law, maritime law, statute, contract or conveyance, including, but not limited to, the security interest lien arising from any pledge, mortgage, chattel mortgage, charge, encumbrance, conditional sale or trust receipt, or from a charter, consignment or bailment for security purposes and any maritime lien, right of retention, tax lien, mechanic's lien, materialman's lien, workman's lien, repairman's lien, any financing statement or other similar charge or encumbrance.

     "LINER GUARANTORS" as identified on Schedule 1 hereto.

     "LOAN" shall mean the loan made by Lender to the Debtors, as provided in
Section 2.1 and evidenced by the Note, as provided for in Section 2.2(d) of this
Agreement.

     "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the
Mortgages, the Assignments, the Pledge Agreements, the Guaranties, the Letter of
Undertaking, the Assigned Charters and any consents or other instruments given with respect to the foregoing, each as may hereinafter be amended, modified or supplemented pursuant to the terms hereof or thereof respectively.

     "MANAGEMENT AGREEMENT" shall mean an agreement to be entered into between the Manager and the disponent owner of each Vessel, in form and substance acceptable to Lender, and providing for the waiver by the Manager of any lien or security interest in such Vessel.

     "MANAGER" shall mean TBS Shipping Services, Inc., a New York corporation, with an address at Commerce Building, Suite 306, One Chancery Lane, Hamilton HM
12, Bermuda.

     "MATERIAL ADVERSE EFFECT" shall mean any fact or circumstance which (i)
materially and adversely affects the business, operations, property or condition of either the Debtors or any charterer of an Assigned Charter, (ii) has a material adverse effect on the ability of either the Debtors or any charterer of an Assigned Charterto perform its respective obligations under this Agreement, the Note or the other Loan Documents to which it is a party, or (iii) has a material adverse effect on the Collateral or Lender's security interest therein
(including, without limitation, any event, fact or circumstance which results in the imposition of any Lien (other than a Permitted Lien not discharged within the periods provided in this Agreement or the Loan Documents).

     "MATURITY DATE" shall mean the last day of the Note Term.

     "MORTGAGE" shall mean each Panamanian first preferred ship mortgage, as the same may hereafter be amended and/or supplemented from time to time, granted by a Debtor on the whole of its Vessel, in favor of Lender, to secure the
Obligations contemplated in this Agreement.

     "NOTE" shall mean the joint and several secured promissory note of the
Debtors, substantially in the form of Exhibit B attached hereto (including
Schedule A thereto), evidencing the Loan made by Lender to the Debtors hereunder, as described in Section 2.2 hereof.

     "NOTE TERM" shall mean the period commencing with the Funding Date and ending on September 1, 2009.

     "OBLIGATIONS" shall mean (i) the aggregate unpaid principal amount of, and accrued interest on, the Note; (ii) all other obligations and liabilities of the
Debtors and any of them, now existing or hereafter incurred, under, arising out of or in connection with this Agreement, the Loan, the Note or any of the other
Loan Documents; and (iii) any and all other present and future indebtedness, obligations and liabilities of any kind under the Loan Documents whatsoever of any Debtor to Lender, whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, secured or unsecured, matured or unmatured and whether originally contracted with Lender or otherwise acquired by
Lender or from time to time reduced and thereafter increased.

     "OPA 90" means the United States Oil Pollution Act, 1990, as amended from time to time, and the Environmental Law of any jurisdiction, whether or not in effect on the Funding Date, the violation of which includes either strict liability of any Debtor or unlimited liability of any Debtor.

     "OTHER SHIPOWNERS" shall mean the entities identified on Schedule 2 hereto and the term shall be deemed to include any current or future Affiliate hereafter acquiring one or more vessels.

     "PERMITTED LIENS", with respect to a Vessel, shall have the meaning assigned to it in the Mortgage of such Vessel only in respect of such Vessel and generally it shall also mean the following: (a) Liens securing payment of the
Obligations, granted pursuant to any Loan Document; (b) Liens by operation of law for taxes, assessments or other governmental charges or levies not at the time delinquent or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and where, by posting of bonds or other substitute security, there is no material risk of attachment or other levy on any
Collateral; (c) Liens incurred by operation of law in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance benefits, or to secure performance of statutory obligations; (d) deposits to secure the performance of statutory obligations incurred in the ordinary course of business; and (e) any interest or title of a lessor or licensor under any lease or license entered into by a
Debtor in the ordinary course of business and covering only the assets leased or licensed.

     "PERSON" shall mean any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority (whether domestic or foreign) or other entity of whatever nature.

     "PLEDGE" shall mean a pledge and assignment by Pledgor of its legal and beneficial shareholding interest in each Debtor in form and substance satisfactory to Lender.

     "PLEDGOR" shall mean Westbrook Holdings, Ltd., a Marshall Islands corporation.

     "POOL" as defined in the Pooling Agreement.

     "POOLING AGREEMENT" shall mean that certain agreement among the Debtors, the Other Shipowners, the Liner Guarantors and TBS Worldwide Services, Inc., as
amended from time to time and as the same may from time to time add or delete one or more parties. The form of the Pooling Agreement is attached as part of each of the Time Charter Party dated June 9, 2004 between Pacific Rim Shipping
Corp. and TBS Worldwide Services Inc. with respect to the IROQUOIS MAIDEN and the Time Charter Party dated June 16, 2004 between the same parties in respect of the MANHATTAN PRINCESS.

     "PREPAYMENT DATE" shall mean, as to the Note, the date on which prepayment of the Note is to be made pursuant to notice given in compliance with Section
2.4(b) of this Agreement.

     "PROCEEDS" shall have the meaning assigned to it in the Code and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Debtor from time to time with respect to its Vessel or other Collateral; (ii) any and all payments
(in any form whatsoever) made or due and payable to a Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all and any part of a Vessel by any governmental body, authority, bureau or agency of any other Person (whether or not acting under color of governmental authority); and (iii) accounts arising out of, any charter, contract of affreightment or chattel paper evidencing, any lease or charter of, any and all other rents, hire or profits or other amounts from time to time paid
or

payable in connection with, the Vessel. In no event shall the term be construed more narrowly than the meaning set forth in the Assignments and the Mortgage.

     "PROHIBITED JURISDICTION" means any country or jurisdiction, from time to time, (a) that, at any relevant time, is subject of a prohibition order (or any similar order or directive), sanctions or restrictions promulgated or administered by the Office of Foreign Assets Control of the United States
Treasury Department, or (b) in which, or for which, Lender or any assignee thereof is otherwise prohibited or restricted, under laws, regulations, sanctions or restrictions applicable to it or its business, from extending credit, transferring property or assets, engaging in or facilitating trade or other economic activity, or otherwise doing business.

     "PROHIBITED PERSON" means any Person appearing on the Specially Designated
Nationals List compiled and disseminated by the Office of Foreign Assets Control of the United States Treasury Department, as the same may be amended from time to time.

     "SUBCHARTERS" shall mean each time charter of a Vessel, including, without limitation, the charter parties identified on Schedule 5 hereto and any other contracts for use or employment of any Vessel, other than the Head Charters.

     "VESSEL" shall mean each of the vessels IROQUOIS MAIDEN and MANHATTAN
PRINCESS, together with all of its machinery, anchors, cables, chains, rigging, tackle, fittings, tools, pumps, pumping equipment, gear, apparel, furniture, appliances, equipment, spare and replacement parts and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired and whether on board or not, and also any and all additions, improvements and replacements made in or to such Vessel or any part thereof or in or to any equipment and appurtenances thereto appertaining or belonging.

     "WORKING CAPITAL" shall mean Current Assets minus Current Liabilities.

     1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

SECTION 2. AMOUNT AND TERMS OF LOAN.

     2.1 COMMITMENT. Subject to the terms and conditions of this Agreement,
Lender agrees to make a single Loan to the Debtors in the principal amount of
U.S.$15,000,000.00. Lender shall have no obligation to make the Loan to the
Debtors after September 1, 2004.

     2.2 THE NOTE.

          (a) Note Term. The Loan shall be evidenced by the Note, which Note (i)
shall be dated the Funding Date; (ii) shall be for a term equal to the Note
Term, commencing on the Funding Date and ending on the Maturity Date, and (iii)
shall be payable on each Installment Payment Date in sixty (60) consecutive monthly installments of principal and interest, commencing October 1, 2004, with the first installment to be in the amount of U.S.$434,013.37, each of the next twenty-three (23) such installments to be in the amount of U.S.$414,878.37, and the next thirty-six (36) such installments to be in the amount of
U.S.$210,444.71, provided, further, that the Note shall bear interest from the date thereof on the unpaid principal amount

thereof at the Applicable Interest Rate at all times while any amounts are outstanding under the Note during the Note Term.

          (b) Interest. Interest on the Note shall be fixed two (2) Business
Days prior to the Funding Date.

          (c) Cross-Collateralization. The Note and all Obligations shall be equally secured by all Collateral. No lien securing the Obligations or any of them shall be released or deemed released unless and until all Obligations are fully and finally repaid and discharged except as otherwise provided in an Event of Loss.

     2.3 LATE CHARGES. Any amount of principal or interest not paid on or before the third Business Day following the due date thereof under the Note shall, to the extent permitted by applicable law, bear late charges thereon, calculated at the Late Charge Rate, from the due date thereof until such amount shall be paid in full. Debtors shall continue to pay in full regular installments under the
Note as and when due, notwithstanding any Event of Loss, until all Obligations are entirely paid and performed.

     2.4 PREPAYMENT.

          (a) An Event of Loss. In the event that either Vessel shall suffer an
Event of Loss and unless the Lender agrees in writing to a lesser prepayment amount, the Debtors shall make a prepayment of the Note, in an amount equal to the lesser of (i) all Obligations remaining due under the Loan Documents, or
(ii) 130% of the then outstanding principal amount of the Loan multiplied by a fraction, the numerator of which is the Appraisal Value of the Vessel suffering an Event of Loss and the denominator of which is the aggregate Appraisal Value of the lost Vessel and the other Vessel then remaining (with Appraised Value determined as at the time immediately preceding such Event of Loss), together with any other amounts then due under this Agreement, the Note or any other Loan
Document, on the next Installment Payment Date after (1) the earlier of 180 days after the date of such Event of Loss, or (2) the date the Borrower or Lender receives all insurance proceeds in respect of such Event of Loss.

          (b) Voluntary Prepayment: At any time after the twelfth (12th)
Installment Payment Date, with not less than 30 days' prior written notice to
Lender, Debtors may prepay all, but not less than all, of the Loan on an
Installment Payment Date. If any prepayment is made on or before the twenty-fourth (24th) Installment Payment Date, Debtors shall pay a prepayment fee equal to three percent (3%) of the principal amount of such prepayment. If
Debtors make prepayment after the twenty-fourth (24th) but on or before the thirty-sixth (36th) Installment Payment Date, Debtors shall pay a prepayment fee equal to two percent (2%) of the amount of principal being prepaid. If Debtors prepay the Loan at any time after the thirty-sixth (36th) Installment Payment
Date, Debtors shall pay a prepayment fee equal to one percent (1%) of the amount of principal then being prepaid.

          (c) Except as expressly provided in the foregoing subsections (a) and
(b), the Debtors shall not be permitted to make any prepayments on the Note.

                                       10

     2.5 USE OF PROCEEDS. The proceeds of the Loan shall be advanced to Debtors and used by them to finance, maintain and operate the Vessels in the Pool under the Pooling Agreement and for other lawful purposes of Debtors only.

     2.6 APPLICATION OF PAYMENTS.

          (a) Note Payments Received During the Note Term. So long as no (x)
Default with respect to any payments due hereunder or under any of the
Obligations or (y) Event of Default shall have occurred and be continuing, each payment of an installment under the Note received by Lender during the Note Term shall be applied, first, to any costs, expenses, fees or other amounts due under this Agreement or under the other Loan Documents not constituting principal and interest due under the Note, second, to late charges due under the Note, third, to interest due under the Note, and fourth, to the payment of principal and all other Obligations which are then due and payable.

          (b) Casualty Payments. So long as no (x) Default with respect to any payments due hereunder or under any of the Obligations or (y) Event of Default shall have occurred and be continuing, any amounts received by Lender as a result of an Event of Loss with respect to any Vessel (including, without limitation, any payment of prepayment amounts under Section 2.4(a) or insurance or condemnation proceeds) shall be applied, first, to the prepayment amounts required to be paid by Section 2.4 hereof; second, to the payment in full of all of the Obligations set forth in the Note and the other Loan Documents then due and owing; and, third, the balance, if any, after payment of the foregoing amounts shall be released by Lender to the Debtors.

          (c) Other Amounts. So long as no (x) Default with respect to any payments due hereunder or under any other Obligation or (y) Event of Default shall have occurred and be continuing, all Proceeds (other than Proceeds received in respect of damage to a Vessel, which shall be distributed in accordance with Section 1.22 of the applicable Mortgage) from time to time received by Lender shall be applied, first, to any costs, expenses, fees or other amounts due under this Agreement and the other Loan Documents not constituting principal and interest due under the Note, second, to late charges due under the Note, third, to interest due under the Note, fourth, to principal installments due under the Note in the inverse order of maturities, fifth, to the payment in full of all other Obligations which are then due and payable, and sixth, if provision as to the application of such amounts is made in this
Agreement or any other Loan Document, Lender shall, in its sole discretion, either apply such payment to the purpose for which it was made or pay it to the
Debtors, which shall so apply it, and seventh, if due to the Debtors, Lender shall pay such amounts to the Debtors.

          (d) Application After Declaration. After an Event of Default shall have occurred and be continuing and after Lender has either, (i) as assignee from the Debtors of any charter, declared such charter to be in default, or (ii)
declared the Note to be due and payable pursuant to Section 8 hereof, or done both (i) and (ii), all payments received and amounts realized by Lender, as well as all payments or amounts then held by Lender as part of the Collateral, shall be applied as set forth in said Section 8 hereof and as otherwise provided in the other Loan Documents and the documents evidencing the other Obligations, and the balance, if any, shall be paid by Lender to the Debtors.

                                       11

          (e) Application After Default or Event of Default. Subject to the
first sentence of Section 2.6(a) hereof, all payments received and amounts realized by Lender after a Default or an Event of Default shall have occurred and be continuing, but prior to any declaration thereof by Lender or any acceleration of the Note shall be held by Lender as part of the Collateral until such time as no Defaults or Events of Default shall be continuing hereunder (at which time such funds shall be paid to the Debtors) or until such funds are applied pursuant to Section 8 hereof.

     2.7 NATURE OF THE OBLIGATIONS. Each Debtor is jointly and severally liable for each and every Obligation. Each Debtor consents that, without the necessity of any reservation of rights against it and without notice to or further assent by it, the obligations and liabilities of each Debtor and any other party or parties for or upon any of the obligations of any Affiliate of each Debtor, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised or released by Lender; all as Lender may deem advisable from time to time without impairing, abridging, releasing or affecting the obligations set forth in this Section 2.7.

     2.8 ADDRESS FOR PAYMENTS. Debtors shall make any and all payments due hereunder, including, without limitation, principal, interest, fees, costs, indemnities and any other amounts from time to time due under this Agreement to the Lender at LaSalle Bank, 135 South LaSalle Street, Chicago, IL 60603, MLBFS
Equipment Finance, Account No. 5800393166, ABA No. 071-000-505, Ref TBS
International, or such other account address as Lender shall from time to time designate.

SECTION 3. CONDITIONS OF BORROWING.

     3.1 CONDITIONS TO BE FULFILLED PRIOR TO THE FUNDING DATE. Lender shall not be required to make the Loan hereunder unless on the Funding Date:

          (a) Inspection. Lender shall have inspected and found satisfactory the
Vessels.

          (b) Appraisal. Lender shall have received an independent third party appraisal of each Vessel to determine the fair market value of each Vessel, as completed by an independent appraiser mutually acceptable to Lender and the
Debtors, all at the sole cost and expense of the Debtors.

          (c) Certificate of Incumbency of Each Debtor. Lender shall have received a current certificate of incumbency of each Debtor signed by its
Secretary or Assistant Secretary (or other authorized officer), which certificate shall certify the names of the officers of it authorized to execute and deliver any Loan Documents hereunder or under any other related document on its behalf, together with specimen signatures of such officers, and Lender may conclusively rely on such certificate until receipt of a further certificate of the Secretary or Assistant Secretary (or other authorized officer) of such
Debtor canceling or amending its prior certificate and submitting the signatures of the officers named in such further certificate.

          (d) Certificate of Incumbency of Each Charterer of an Assigned
Charter. Lender shall have received a current certificate of incumbency of each charterer of an Assigned

                                       12

Charter (except the Head Charters) signed by its Secretary or Assistant
Secretary (or other authorized officer), which certificate shall certify the names of the officers of it authorized to execute and deliver any Loan Documents to which it is a party hereunder or under any other related document on its behalf, together with specimen signatures of such officers, and Lender may conclusively rely on such certificate until receipt of a further certificate of the Secretary or Assistant Secretary (or other authorized officer) of such charterer canceling or amending its prior certificate and submitting the signatures of the officers named in such further certificate.

          (e) Certificate of Incumbency of the Manager. Lender shall have received a current certificate of incumbency of the Manager signed by its
Secretary or Assistant Secretary (or other authorized officer), which certificate shall certify the names of the officers of it authorized to execute and deliver any Loan Documents to which it is a party hereunder or under any other related document on its behalf, together with specimen signatures of such officers, and Lender may conclusively rely on such certificate until receipt of a further certificate of the Secretary or Assistant Secretary (or other authorized officer) of the Manager canceling or amending its prior certificate and submitting the signatures of the officers named in such further certificate.

          (f) Certificate of Incumbency of Pledgor. Lender shall have received a current certificate of incumbency of Pledgor signed by its Secretary or
Assistant Secretary (or other authorized officer), which certificate shall certify the names of the officers of it authorized to execute and deliver any
Loan Documents to which it is a party hereunder or under any other related document on its behalf, together with specimen signatures of such officers, and
Lender may conclusively rely on such certificate until receipt of a further certificate of the Secretary or Assistant Secretary (or other authorized officer) of Pledgor canceling or amending its prior certificate and submitting the signatures of the officers named in such further certificate.

          (g) Certificate of Incumbency of Each Guarantor. Lender shall have received a current certificate of incumbency of each Guarantor signed by its
Secretary or Assistant Secretary (or other authorized officer), which certificate shall certify the names of the officers of it authorized to execute and deliver any Loan Documents to which it is a party hereunder or under any other related document on its behalf, together with specimen signatures of such officers, and Lender may conclusively rely on such certificate until receipt of a further certificate of the Secretary or Assistant Secretary (or other authorized officer) of each Guarantor canceling or amending its prior certificate and submitting the signatures of the officers named in such further certificate.

          (h) Resolutions of Each Debtor. Lender shall have received a current certified copy of all corporate proceedings of each Debtor evidencing that all action required to be taken in connection with the authorization, execution, delivery and performance of this Agreement, the Note, its Mortgage, the
Assignments, the other Loan Documents to which it is a party and the transactions contemplated hereby and thereby has been duly taken.

          (i) Resolutions of Charterers of Assigned Charters. Lender shall have received a current certified copy of all corporate proceedings of each charterer of an Assigned Charter (except for the Head Charters) evidencing that all action required to be taken in

                                       13

connection with the authorization, execution, delivery and performance of the
Loan Documents to which it is a party and the transactions contemplated hereby and thereby has been duly taken.

          (j) Resolutions of Pledgor. Lender shall have received a current certified copy of all limited liability company proceedings of Pledgor evidencing that all action required to be taken in connection with the authorization, execution, delivery and performance of the Pledge Agreements, and the transactions contemplated hereby and thereby has been duly taken.

          (k) Resolutions of the Guarantors. Lender shall have received from each Guarantor a copy of all corporate or other entity proceedings of such
Guarantor evidencing that all action required to be taken in connection with the authorization, execution, delivery and performance of each Guarantor shall have been taken by the owners, members, partners or shareholders and directors thereof.

          (l) Resolutions of the Manager. Lender shall have received a current certified copy of all corporate proceedings of the Manager evidencing that all action required to be taken in connection with the authorization, execution, delivery and performance of the Loan Documents to which it is a party and the transactions contemplated hereby and thereby has been duly taken.

          (m) Opinions of Counsel. Lender shall have received the written opinions addressed to it of New York, Panama, Marshall Islands and Bermuda
counsel for each Debtor, the Pledgor, each Guarantor and each charterer of an
Assigned Charter (except for the Head Charters), satisfactory in form and substance to Lender.

          (n) Documents. Each of the Note, the Mortgages, the Assignments and
the other Loan Documents shall be in form and substance satisfactory to Lender and its counsel and shall have been duly executed and delivered to Lender by the parties thereto and acknowledgments and consents to Assignments, including, but not limited to, Charterers' Consents, in form and substance satisfactory to
Lender, from any charterer of or any party to a contract of affreightment relating to any Vessel shall have been duly authorized, executed and delivered to Lender.

          (o) Insurance. Lender shall have received evidence satisfactory to it that each Vessel is insured in accordance with the provisions of this Agreement, the applicable Mortgage and the Assignments of Insurances.

          (p) Mortgages and Security Interests. All filings, including all applicable UCC-1 filings pursuant to the Code, recordings and other actions deemed necessary or desirable by Lender in order to establish, protect, preserve and perfect the Mortgage as a first naval mortgage on the whole of each Vessel in favor of Lender and Lender's lien on and security interest in all other
Collateral as a valid perfected first priority security interest shall have been duly effected, including, without limitation, the filing of financing statements and the filing and recordation of the Mortgages and all other actions required to perfect Lender's security interest in the Collateral, all in form and substance satisfactory to Lender, and all fees, taxes and other charges relating to such filings and recordings shall have been paid by the Debtors. Lender shall have received UCC-3 releases or other documents satisfactory to Lender from such
Persons as

                                       14

Lender shall deem necessary or desirable to evidence the release of any liens such Person may have on the Collateral.

          (q) Discharge of Any Existing Liens. Lender shall be satisfied that, concurrently with the funding of the Loan, the Vessels are free and clear of all
Liens other than Permitted Liens, as the term is defined herein and in the relevant Mortgage.

          (r) Representations. Lender shall have received a certificate of the
Debtors confirming that (i) the representations and warranties contained in this
Agreement, the Mortgages and in all of the other Loan Documents and other documents and instruments executed and delivered to Lender in connection herewith shall be true and correct in all material respects on and as of the date of the making of the Loan with the same effect as if made on and as of such date; (ii) no Default or Event of Default shall be in existence on the date of the making of the Loan or shall occur as a result of the Loan; (iii) no Event of
Default shall have occurred and be continuing under any charter of any Vessel on the Date of Funding; and (iv) the acceptance by the Debtors of the Loan shall constitute a representation by the Debtors that the statements contained in clauses (i), (ii) and (iii) above are true and correct on the date of the Loan.

          (s) No Material Adverse Change. In the sole determination of Lender, there shall have been no material adverse change since, in the financial condition, business or operations (as the case may be) of any Debtor, Pledgor,
Guarantor or the Manager.

          (t) Certificates of Ownership. Lender shall have received and found to be satisfactory, or will receive upon the funding of the Loan to the Debtors, an abstract of title or documents of similar effect as to each Vessel confirming that such Vessel is owned by such Debtor and registered in the Republic of
Panama upon the funding of the Loan, free of all recorded Liens other than the applicable Mortgage and that such Vessel is authorized by both the Republic of
Panama and the Philippines to fly the Philippine flag and show its official number and port of registry under Philippines law, accordingly.

          (u) No Event of Loss. No Event of Loss shall have occurred with respect to any Vessel.

          (v) Consent and Subordination; Execution of Charter Assignments.
Lender shall have received and found to be satisfactory each Charterer's
Consent, subordinating any rights of any charterer under an Assigned Charter
(except the Head Charters) in the Collateral to the rights of Lender under the
Earnings Assignments. Additionally, the Debtors shall have entered into the
Earnings Assignments, in form and substance satisfactory to Lender, providing, among other things, for the assignment to Lender of all of the Debtors' rights and earnings under the Assigned Charters and the acknowledgment of and consent to such assignment by any charterer under such Assigned Charter.

          (w) Other Documents and Information. Lender shall have received from each Debtor, in form and substance satisfactory to Lender, such other documents and information as Lender may reasonably request.

                                       15

          (x) Legal Matters. All legal matters with respect to and all legal documents (including, but not limited to, the Loan Documents) executed in connection with the transactions contemplated by this Agreement shall be satisfactory to counsel for Lender.

          (y) Pay Proceeds Letter. The Debtors jointly shall submit a letter acceptable to Lender authorizing and instructing Lender to: (i) make the Loan in proper amount, (ii) to retain and apply U.S.$75,000.00 towards the balance of the Proposal Fee payable, as provided in Section 9.4, on the Funding Date, and
(iii) pay to Lender's counsel the amount of Lender's legal fees and disbursements.

          (z) Lender's Right to Waive or Defer. Lender may, but shall have no obligation to either waive or defer satisfaction of any one or more of the foregoing Borrowing Conditions until a date after Funding. In the event Lender defers compliance by Debtors of any of the foregoing, Debtors shall fully satisfy the deferred condition within 10 days of the Funding Date, failing which, an Event of Default shall have occurred. No waiver shall be effective except in writing signed by Lender.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

     In order to induce Lender to enter into this Agreement and to make the
Loan, each Debtor represents and warrants to Lender that:

     4.1 ORGANIZATION. Each Debtor is a corporation duly organized, validly existing and in good standing under the laws of the Republic of the Marshall
Islands, has the necessary right, power and authority to own its Vessel and its other assets and to transact the business in which it is engaged, and each
Debtor is duly qualified to do business in each jurisdiction where such qualification is legally required and where the failure to so qualify would materially adversely affect the enforceability of the Loan Documents or otherwise materially adversely affect the Collateral or any Debtor's ability to perform its obligations under any of the Loan Documents. Pledgor is the record and beneficial owner of one hundred percent (100%) of the authorized, issued and outstanding stock of Stratford Shipping and Sheffield Maritime.

     4.2 POWER AND AUTHORITY. Each Debtor, Pledgor, Guarantor and any charterer of an Assigned Charter has full corporate power, authority and legal right to execute and deliver the Loan Documents to which it is a party, and to perform its obligations hereunder and thereunder respectively, and the Debtors have full corporate power, authority and legal right to borrow hereunder and to grant the security interests created by this Agreement, its Mortgage and each of the
Assignments.

     4.3 CONSENTS AND PERMITS. No consent of any other Person (including any stockholder, trustee or holder of indebtedness), and no consent, license, approval or authorization of, exemption by, or registration or declaration with, any governmental body, authority, bureau or agency (or other Person) is required in connection with the execution, delivery or performance by each Debtor of this
Agreement, the Note, its Mortgage, the Assignments or any other Loan Document to which it is party other than the filing of its Mortgage and the UCC-1 financing statements.

                                       16

     4.4 NO LEGAL BAR. The execution, delivery and performance by each Debtor of this Agreement, the Note, its Mortgage, each of the Assignments and any other
Loan Documents to which it is a party, and by Pledgor of the Pledge Agreements and by the Guarantors of their respective Guaranties, do not and will not violate any provision of any applicable law or regulation or of any judgment, award, order, writ or decree of any court or governmental instrumentality, will not violate any provision of the organizational documents of any Debtor, Pledgor or Guarantor, and will not violate any provision of, or cause a default under, any mortgage, indenture, contract, agreement or other undertaking to which any
Debtor, Pledgor or Guarantor is a party or which purports to be binding upon any
Debtor, Pledgor or Guarantor or upon any of their respective assets, and will not result in the creation or imposition of any Lien on any of the respective assets of any Debtor, Pledgor or Guarantor other than the security interests and mortgage intended to be created hereby and under the Assignments, the Mortgage and the Pledge Agreements.

     4.5 NO DEFAULTS. None of the Debtor, Pledgor or Guarantors is in default, and no event or condition exists which after the giving of notice or lapse of time or both would constitute an Event of Default under this Agreement, the
Note, the Mortgages, the Pledge Agreements, the Guaranties, the Assignments or
any other Loan Document or under any mortgage, indenture, contract, agreement, judgment or other undertaking to which each is a party or upon any of their respective assets, except for any such default, event or condition which, individually or in the aggregate, would not materially adversely affect any of the Debtors', Pledgor's or Guarantors' ability to perform their respective obligations under any of this Agreement, the Note, the Mortgages, the
Assignments, the Pledge Agreements, the Guaranties or any other Loan Document, or any such mortgage, indenture, contract, agreement, judgment or other undertaking.

     4.6 ENFORCEABILITY. Each of this Agreement, the Mortgages, the Note and the other Loan Documents has been duly authorized, executed and delivered by the parties thereto (other than Lender) and constitutes a legal, valid and binding obligation of the Debtors, Pledgor or the Guarantors, as the case may be, enforceable in accordance with its respective terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

     4.7 NO LITIGATION. Except as described on Schedule 3 hereto, there is no action, suit, proceeding or, to our knowledge, investigation (whether or not purportedly on behalf of any Debtor, Pledgor or Guarantor) pending or to our knowledge threatened against any Debtor, Pledgor or Guarantor or any of their respective assets in any jurisdiction. There is no action, suit or proceeding or, to our knowledge, investigation (a) which involves any Vessel, the
Assignments, or any of the transactions contemplated by this Agreement or the other Loan Documents; or (b) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, pending or threatened in any jurisdiction.

     4.8 TITLE TO VESSEL. Each Debtor has and will have, while any Obligation remains outstanding, valid and marketable title to its Vessel, subject to no
Liens except Permitted Liens, and each Vessel shall be registered in the name of its respective Debtor with the Republic of

                                       17

Panama and to the extent permitted by the Republic of Panama and the
Philippines, under the flag of the Philippines with respect to the period of such Vessel's Head Charter.

     4.9 LENDER'S SECURITY INTEREST. On the Funding Date, Lender shall have a legal, valid and continuing first preferred ship mortgage (as amended, supplemented or otherwise modified from time to time) and a perfected first lien on and security interest in each Vessel, and Lender shall have a perfected first lien on and security interest in the Collateral subject only to Permitted Liens and all taxes, fees and other charges in connection therewith shall have been duly paid. There are no charters in effect on any Vessel other than the Assigned
Charters specifically identified on Schedule 5 hereto.

     4.10 INCOME TAXES. Each Debtor has filed all federal, state and local income tax returns that are required to be filed, and has paid all taxes as shown on said returns or which are required to be paid and all assessments received by it to the extent that such taxes and assessments have become due, and each Debtor does not have any knowledge of any actual or proposed deficiency or additional assessment in connection therewith. The charges, accruals and reserves on the books of each Debtor in respect of federal, state and local taxes for all open years, and for the current fiscal year, make adequate provision for all unpaid tax liabilities for such periods.

     4.11 NO OTHER NAME. During the past five (5) years, none of the Debtors or
Pledgor has changed its name and none has done business in any name other than as set forth in the introductory paragraph of this Agreement.

     4.12 PAYMENT OF TAXES. All sales, use, property or other taxes, licenses, tolls, inspection or other fees, bonds, permits or certificates which were or may be required to be paid or obtained in connection with the acquisition by each Debtor of its Vessel or such Vessel's subsequent employment will have been, or when due will be, paid in full or obtained.

     4.13 ENVIRONMENTAL COMPLIANCE. Each Debtor and any charterer under an
Assigned Charter has duly complied in all material respects with, and its business, operations, assets, equipment, property, leaseholds, or other facilities are in compliance in all material respects with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. Except as disclosed in Schedule 4 hereto, neither Pledgor, any Debtor, any charterer under an Assigned Charter, nor any Affiliate thereof is in, or has been notified of, any violation of any Environmental Law with respect to the ownership, chartering or operation of any Vessel, which violation could have a Material Adverse Effect under OPA 90 or could otherwise reasonably be expected to have a Material
Adverse Effect on the ability of any Debtor's or of any charterer of an Assigned
Charter to perform the transaction contemplated in this Agreement or under an
Assigned Charter.

SECTION 5. COVENANTS.

     Each Debtor covenants and agrees that, from and after the date hereof and so long as the Commitment or the Obligations are outstanding:

     5.1 NOTICES. Such Debtor will promptly after obtaining knowledge thereof give written notice to lender of (i) the occurrence of any Default or Event of
Default; (ii) the

                                       18

occurrence of an Event of Loss relating to any Vessel; (iii) the commencement or threat of any material litigation or proceedings or threatened or asserted claim of lien affecting any Debtor, Pledgor, Guarantor, the Manager or the Vessel; and
(iv) any dispute between any Debtor, Pledgor, the Manager and any governmental regulatory body or other party that involves and Material Adverse Effect respecting any Vessel or that could reasonably be expected to materially interfere with the normal business operations of any Debtor.

     5.2 LAWS, OBLIGATIONS; OPERATIONS. Each Debtor will (i) duly observe and conform to all requirements of any governmental authorities relating to the conduct of its business or to its property r assets; (ii) maintain its existence as a legal entity and obtain and keep in full force and effect all rights, franchises, licenses and permits which are necessary to the proper conduct of its business; (iii) obtain or cause to be obtained as promptly as possible any governmental, administrative or agency approval and make any filing or registration therewith which at the time shall be required with respect to the performance of the Obligations or the operation of its business; and (iv) pay all fees, taxes, assessments and governmental charges, withholdings or levies imposed upon any of the Collateral, and at all times, such Debtor shall pay or cause to be paid all fees, taxes, assessments and governmental charges or levies imposed upon any of the Collateral except for such contested in good faith by appropriate proceedings not involving any risk of loss of the Vessels or such other Collateral or Lender's interest or priority therein.

     5.3 INSPECTION. Lender or its authorized representative may, at any reasonable time or times and annually at the Debtors' expense, inspect any
Vessel and at Lender's cost (provided, if an Event of Default has occurred and is continuing, every inspection thereafter shall be at the Debtors' expense), it shall have the right to review the operating and insurance records of the
Debtors upon reasonable notice and during normal business hours. Inspection will be conducted in such a manner as to minimize interference in the Vessels'
operation, provided that no Event of Default shall be then continuing. The
Debtors shall provide, and shall require any charterer under an Assigned Charter to provide, Lender advance notice of all known surveys and regulatory inspection in order that Lender may observe and participate.

     5.4 BOOKS. The Debtors will keep proper books of record and account in which full, true and correct entries in accordance with GAAP will be made of all dealings or transactions in relation to their businesses and activities.

     5.5 FINANCIAL INFORMATION. The Debtors will furnish or cause to be furnished to Lender (a) as soon as available, but in any event not later than ninety (90) days after the end of each fiscal year of the Debtors and
Guarantors, Financial Statements of TBS International Limited and its
consolidated subsidiaries as at the end of such fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and audited by independent certified public accountants reasonably acceptable to Lender; (b) as soon as available, but in no event later than forty-five (45) days after the end of each fiscal quarter of the Debtors and Guarantors unaudited financial statements of such entity as at the end of such fiscal quarter, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and certified by the chief financial officer of such entity;
(c) within ninety (90) days of the end of each fiscal year of Debtors and
Guarantors, consolidating internally prepared annual financial statements for each Debtor and each Guarantor; (d) with each submission of Financial Statements as herein provided,

                                       19

each of the Debtors and Pledgor shall submit a written executed Certificate of
Compliance, a form of which is attached hereto as Exhibit C, confirming to
Lender the accuracy of the respective Financial Statements submitted on that date (subject to normal year-end audit adjustment), identifying the current charter or other contract under which the Vessels are employed and the basic deal economics of such contract including rates, term of the contract and renewals, confirming to Lender that there exists no Default or Event of Default under this Agreement or any other of the Loan Documents or, if such Default or
Event of Default exists, the steps being taken to remedy such Default or Event of Default; and (e) promptly, such additional financial and other information as
Lender may from time to time reasonably request.

     5.6 WORKING CAPITAL. At all times during the Note Term, each Debtor shall maintain a positive Working Capital.

     5.7 INCURRENCE OF INDEBTEDNESS. No Debtor shall contract, create, incur, assume or suffer to exist any Indebtedness except (i) Indebtedness represented by the Loan, or any other Loan Documents or other Obligations, (ii) trade debt incurred in the ordinary course of such Debtor's business in a manner and to an extent consistent with past practices and necessary for the prudent operation of its business or operation, including, without limitation, contingent liabilities under Protection and Indemnity entries for club calls and back calls.

     5.8 ADVANCES OR LOANS; NO TRANSACTION OF OTHER BUSINESS OR ACTIVITIES. No
loans or advances to any Person shall be made by any Debtor.

     5.9 FURTHER ASSURANCES. Each Debtor will, promptly at any time and from time to time, at its sole expense, execute and deliver, and cause any charterer under an Assigned Charter, Pledgor, Guarantors and the Manager to execute and deliver, to Lender such further instruments and documents, and take such further action, as Lender may from time to time reasonably request in order to further carry out the intent and purpose of the Loan Documents and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Lender hereby and thereby, including, without limitation, the execution, delivery, recordation and filing of financing statements and continuation statements. The Debtors hereby authorize Lender, in such jurisdictions where such action is authorized by law, to effect any such recordation or filing of financing statements and continuation statements without the signature of any Debtor thereon and to file as valid financing statements in the applicable financing statement records, photocopies hereof and of any other financing statement executed in connection herewith. Lender agrees to provide the Debtors with copies of UCC filings, but shall have no liability for failure to do so and such failure shall not serve as a defense to the performance by any party of its obligations under the Loan Documents. The
Debtors will pay, or reimburse Lender for, any and all reasonable fees, reasonable costs and expenses of whatever kind or nature incurred in connection with the creation, preservation and protection of Lender's security interest in the Vessels, the Assignments and the other Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payments or discharge of any taxes or Liens upon or in respect of the Collateral not discharged as herein required and all other fees, reasonable costs and expenses in connection with protecting, maintaining or preserving the Collateral and Lender's interests therein, whether through judicial proceedings or otherwise, or in connection with defending or prosecuting any actions, suits or proceedings arising out of or related to any
Vessel, the Pledge Agreements and

                                       20

the other Collateral and premiums for insurance with respect to any Vessel; and
all such amounts that are paid by Lender shall, until reimbursed by or on behalf of the Debtors, constitute Obligations of the Debtors secured by the Collateral.

     5.10 NO DISPOSITION OF COLLATERAL. No Debtor will sell, convey, transfer, exchange, lease or otherwise relinquish possession or dispose of any of the
Collateral (other than obsolete or worn out equipment disposed of and replaced with equipment of the same or better quality and value, in the ordinary course of business), or attempt or offer to do any of the foregoing, without Lender's prior written consent.

     5.11 NO LIENS. The Debtors will not and will not permit any charterer under an Assigned Charter, Pledgor or the Manager to create, assume or suffer to exist any Lien of any kind upon the Collateral except for liens in favor of Lender and
Permitted Liens.

     5.12 ENVIRONMENTAL COMPLIANCE. (a) The Debtors shall, and shall require that any charterer under an Assigned Charter, and any and all subcharterers, managers, employees, contractors, subcontractors, agents, representatives,
Affiliates, consultants, occupants and any and all other Persons (other than
Lender), (i) comply in all material respects with all applicable Environmental
Laws, (ii) use, employ, process, emit, generate, store, handle, transport, dispose of and/or arrange for the disposal of any and all Hazardous Materials in, on, or, directly or indirectly, related to or in connection with the Vessel or any portion thereof in a manner consistent with prudent industry practice and in compliance in all material respects with all applicable Environmental Laws, and in a manner which does not pose a significant risk to human health, safety
(including occupational health and safety) or the environment, and (iii) obtain, maintain, and have on board each Vessel any required Certificate of Financial
Responsibility ("COFR").

     (b) The Debtors shall, and shall require that any charterer under an
Assigned Charter or any other Persons in custody of a Vessel shall, upon the occurrence or discovery of an Environmental Event with respect to such Vessel, promptly carry out, using the Debtors' or such other Person's own funds or proceeds of insurance with respect thereto, such actions as may be necessary to remediate or cure such Environmental Event in compliance in all material respects with all applicable Laws, to comply in all material respects with all applicable Environmental Laws and to alleviate any significant risk to human health or the environment if the same arises from a condition on or in respect of such Vessel, whether existing prior to or during the Note Term or the term of any charter. Once a Debtor or such other Person commences such actions, such
Debtor shall, and shall cause such other Person to, thereafter diligently and expeditiously proceed to comply in all material respects in a timely manner with all Environmental Laws and to eliminate any significant risk to human health or the environment arising from such Environmental Event and shall, at the request of Lender, give periodic progress reports to Lender on its compliance efforts and actions.

     5.13 THE DEBTORS' TITLE; LENDER'S SECURITY INTEREST; PERSONAL PROPERTY.
Each Debtor shall warrant and defend its good and marketable title to its Vessel and Lender's perfected first priority security interest in all Collateral, against all claims and demands whatsoever. The Debtors agree that the Vessels shall be, and at all times remain, separately identifiable personal property.

                                       21

     5.14 NO CHANGES IN ANY DEBTOR. No Debtor shall (a) liquidate, dissolve, consolidate or merge itself into or with any other entity; (b) materially change its business; (c) change the form of organization of its business; or (d)
without thirty (30) days' prior written notice to Lender, change its name or jurisdiction of organization.

     5.15 USE OF VESSELS; MAINTENANCE; OPERATION. The Debtors shall require at all times that any charterer shall use its due diligence to operate, maintain, repair, insure, man and supply the Vessels in a careful and proper manner, comply in all material respects with and conform to all governmental laws, rules and regulations and insurance restrictions relating thereto, and operate the
Vessels with competent and duly qualified personnel. The Debtors shall ensure that, except as specifically permitted from time to time by an appropriate license issued by the United States government and a copy of which shall have been theretofore furnished to Lender, the Vessels shall not be traded, located, operated or used, directly or indirectly, in a Prohibited Jurisdiction or by a
Prohibited Person, and no charterer nor Pledgor nor any subcharterer or shipper shall be a Prohibited Person or organized in a Prohibited Jurisdiction.

     5.16 INDEMNIFICATION. Without limiting the generality of any other provision hereof, the Debtors shall jointly and severally indemnify, protect, save and keep harmless Lender, its agents, servants, employees, officers, directors and shareholders from and against any reduction in the amount payable out of the Collateral to Lender with respect to the Obligations, or any other loss, cost or expense (including reasonable legal fees) incurred by Lender, as the result of any breach of the provisions of Section 5 hereof, except to the extent any such amount or loss is incurred solely as a result of the gross negligence or willful misconduct of Lender or solely by the breach by Lender of its obligations, representations or warranties under any of the Loan Documents.

     5.17 PERFORMANCE OF CONTRACTS. The Debtors will duly observe and perform in all material respects all covenants and obligations to be performed by it under any charter of any Vessel, including, without limitation, the Head Charters, and will promptly take any and all action as may be reasonably necessary to enforce its rights under any such charter or to secure the performance by such charterer of the charterer's obligations under any such charter. No Debtor or charterer of any Assigned Charter, Guarantor or any Affiliate of the foregoing shall enter into any charter or other contract for the use, employment or operation of a
Vessel for a term in excess of six (6) months (except for any renewal of any
Head Charter), without the prior written consent of Lender, which shall not be unreasonably withheld or delayed, but to which reasonable conditions may be attached; provided, however, Lender shall have no obligation to consent to any charters or other contracts if, in Lender's judgment such charter or other contract would materially increase Lender's risks in this transaction, reduce its returns or otherwise disadvantage Lender.

     5.18 GOVERNMENTAL APPROVALS. The Debtors will obtain from time to time all permits, licenses, approvals and authorizations of, and will file all registrations and declarations with, all governmental authorities, bureaus and agencies required in connection with the execution, delivery, performance, validity or enforceability of this Agreement (including, without limitation, the payment to Lender at its office address referred to in this Agreement, in lawful money of the United States of America, of the obligations of the Debtors under this

                                       22

Agreement) and will take all action necessary to maintain each such permit, license, approval or authorization, or registration or declaration, in full force and effect.

     5.19 SPECIAL PURPOSE COVENANTS. (a) Positive Covenants. Throughout the Note
Term, each Debtor shall:

          (i) hold itself out to the public as a legal entity that is separate and distinct from any other Person, including the other Debtor, Guarantors,
     Pledgor, charterer of Assigned Charters, the Manager, and their respective
     Affiliates, and shall conduct its business solely in its own name and separate and apart from those of any Affiliate of such Debtor in order not to (1) mislead others to believe that they are transacting business with or relying on the credit of any entity other than such Debtor, or (2) except as provided herein or in the other Loan Documents, suggest that such Debtor is responsible for the debts of any third party (including Pledgor, any charterer of Assigned Charters, Guarantors, the Manager or any Affiliate of
     such Debtor, Pledgor or the Manager) or that any such third party is liable for the debts of Pledgor;

          (ii) timely file all tax returns required by Applicable Law;

          (iii) allocate fairly and reasonably any overhead expenses that are shared with any Affiliate of any Debtor, any charterer under any Assigned
     Charter, Pledgor, Guarantor or the Manager;

          (iv) maintain records and books of account and prepare financial statements showing its own assets and liabilities as being separate from those of such Debtor or any other Affiliate of Pledgor, any charterer under any Assigned Charter, Guarantor or the Manager, in each case sufficient to ensure that it will not be costly or difficult to ascertain the separate identity of such Debtor's assets from those of any Affiliate or the separate financial condition of such Debtor from the financial condition of any Affiliate;

          (v) pay its liabilities out of its own funds, including salaries of any employees of such Debtor, and not out of the funds of Pledgor, charterer under any Assigned Charter, Guarantor, the Manager or any other
     Affiliate of such Debtor or Pledgor;

          (vi) use separate stationery and invoices;

          (vii) take commercially reasonable steps to correct any known misunderstanding regarding the separate identity and financial condition of such Debtor; and

          (viii) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business.

     5.20 NEGATIVE COVENANTS. Throughout the Note Term, no Debtor shall:

          (i) engage in any activity other than the ownership and operation of its Vessel and those other activities expressly required or permitted in the Loan Documents;

                                       23

          (ii) other than as expressly provided in the Loan Documents, enter into any transaction with Pledgor, any charterer under an Assigned Charter, the Manager or any other Affiliate of Pledgor, any charterer under an
     Assigned Charter, the Manager or such Debtor except on arms-length terms;

          (iii) make any loans or advances to any third party, including any
     Affiliate of such Debtor (except only as provided in the Pooling
     Agreement), or buy or hold evidence of indebtedness issued by any
     Affiliate; or

          (iv) identify itself as a department or division of Pledgor,
     Guarantor, charterer under any Assigned Charter, the Manager or any other
     Person.

SECTION 6. SECURITY INTEREST CONTINUING OBLIGATIONS OF DEBTORS.

     6.1 GRANT OF SECURITY. In addition to, and not in lieu of, the grant of liens, rights and interests made by Debtors pursuant to the Assignments, the
Pledge and the Mortgage, and in order to further secure the prompt and complete
(x) payment (whether at the stated maturity, by acceleration or otherwise) of all principal of, interest on, late fees and Breakage Costs with respect to the
Loan and all other amounts payable by Debtors under the Loan Documents now in existence or hereafter incurred, and (y) the performance and observance by each
Debtor of all of the agreements and covenants to be performed or observed by it for the benefit of Lender contained in the Assignments, the Pledge, the Mortgage and the other Loan Documents and in consideration of the Note, the premises and of the covenants contained herein and in the other Loan Documents and of other good and valuable consideration given to Debtors by Lender at or before the
Funding Date, the receipt of which is hereby acknowledged, Debtors do hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge, and confirm unto Lender and its permitted successors and assigns, for the security and benefit of Lender, a security interest in, and mortgage lien on, all estate, right, title and interest of any Debtor in, to and under, all and singular, the following described properties, rights, interests and privileges whether now or hereafter acquired (hereinafter referred to as the "COLLATERAL"):

     (a)  the Vessels;

     (b) continuing rights of any Debtor in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to the Vessels, and (ii) all rights, powers, privileges, options and other benefits of Debtors thereunder
(subject to such reservation) with respect to the Vessels, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which Debtors are or may be entitled to do thereunder (subject to such reservation);

     (c) all property that may, from time to time, hereafter in accordance with the provision of this Agreement, be expressly subjected to the Lien of this
Agreement;

                                       24

     (d) all records reflecting or relating to the foregoing; and

     (e) all Proceeds of the foregoing;

     provided, however, that, notwithstanding any of the foregoing provisions of this Section 6.l, so long as no Event of Default shall have occurred and be continuing, each Debtor shall have the right, to the exclusion of Lender, to quiet enjoyment of its Vessel and the other Collateral and to possess, use, retain and control its Vessel and the other Collateral.

     TO HAVE AND TO HOLD all and singular the Collateral unto Lender, its permitted successors and assigns, forever, in trust, upon the terms and trusts herein set forth, for the benefit, security and protection of Lender from time to time, and for the uses and purposes and subject to the terms and provisions set forth in this Agreement.

     It is expressly agreed that notwithstanding anything herein to the contrary, each Debtor shall remain liable under the agreements and instruments included in the Collateral to perform all of its obligations thereunder, and, except to the extent expressly provided herein or in any other Assigned
Agreement, Lender shall not be required or obligated in any manner to perform or fulfill any obligations of any Debtor under or pursuant to any thereof, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amount which may have been assigned to it or to which it may be entitled at any time or times.

     6.2 DEBTORS NOT RELIEVED OF OBLIGATIONS.

     (a) It is expressly agreed that, anything contained herein to the contrary notwithstanding, (i) each Debtor shall at all times perform all of its duties and obligations under any contracts or charters of its Vessel, including, but not limited to, its Head Charter or similar contracts relating to the use or operation of its Vessel to the same extent as if this Agreement and the
Assignments had not been made, (ii) the exercise by Lender of any of the rights assigned hereunder shall not release any Debtor from any of its duties or obligations under any Head Charter or similar contracts relating to the use or operation of its Vessel, and (iii) Lender shall not have any obligation or liability under any Head Charter or similar contracts relating to the use or operation of its Vessel by reason of this Agreement, the Assignments or the receipt by Lender of any payment or property under any such charter or similar contracts relating to the use or operation of its Vessel or pursuant hereto, nor shall Lender be obligated to perform or fulfill any of the duties or obligations of the "owner" under any Head Charter or similar contracts relating to the use or operation of its Vessel or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder, or the sufficiency of performance by any Person thereunder, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts or the delivery of any property which may have been assigned to it or to which it may be entitled at any time or times.

     6.3 LENDER APPOINTED AS ATTORNEY-IN-FACT.

     In addition to and not in limitation of the power and authority granted to
Lender under Section 2.2(c) of this Agreement, each Debtor hereby irrevocably constitutes and appoints

                                       25

Lender, with full power of substitution, as its true and lawful attorney-in-fact with full and irrevocable power and authority in the place and stead of such
Debtor and in the name of such Debtor or in its own name, from time to time following the occurrence and during the continuance of an Event of Default in
Lender's sole discretion to the maximum extent permitted by applicable law, for the purpose of carrying out the terms of this Agreement or any other Loan
Document, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to protect and preserve, and/or exercise its rights and remedies hereunder and with respect to the Collateral and, without limiting the generality of the foregoing, hereby gives Lender the power and right, on behalf of such Debtor and without notice to or assent by such Debtor, to do the following, upon the occurrence and during the continuance of an Event of Default: to demand, enforce, collect, receive, receipt, and give release for any monies due or to become due under or arising out of or with respect to, any of the Collateral, and to endorse all checks and other instruments, and to do and take all such other actions relating to any of the Collateral, to file any claims or institute any proceedings with respect to any of the foregoing which Lender deems necessary or desirable in its sole discretion, and to compromise any such demand, claim or action. Each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

     The powers conferred on Lender hereunder are solely to protect Lender's interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to any Debtor for any act or failure to act (except for any act of willful misconduct or gross negligence).

SECTION 7. EVENTS OF DEFAULT.

     Each of the following events shall constitute an event of default (herein called "EVENT OF DEFAULT") under this Agreement:

     (a) The Debtors shall fail to pay any amount of principal or interest when due or to pay any other Obligation within five (5) Business Days after the same becomes due (whether on demand, at the stated maturity, by acceleration or otherwise); or

     (b) Any representation or warranty made by any Debtor, Guarantor, charterer under an Assigned Charter, Pledgor or the Manager (as the case may be) in this
Agreement, any Mortgage or any other Loan Document, or in any document, certificate or financial or other statement now or hereafter furnished by any
Debtor, Guarantor, charterer under any Assigned Charter, Pledgor or the Manager in connection with this Agreement, the Mortgage or any other Loan Document shall at any time prove to be untrue or misleading in any material respect as of the time when made or when deemed to be made; provided, however, that, if any fact or state of affairs was misrepresented through demonstrable inadvertence and is corrected by the maker of such representation to comply with the requirements of this Agreement within ten (10) days of becoming aware thereof, such Event of
Default shall be deemed cured; or

                                       26

     (c) Any Debtor shall fail to observe any covenant, condition or agreement contained in Sections 5.6, 5.7, 5.8, 5.10, 5.13, 5.14, 5.19 or 5.20 hereof, and such failure shall be continuing; or

     (d) Any Debtor, charterer under an Assigned Charter, Pledgor, Guarantor or the Manager shall fail to observe or perform any other covenant, condition or agreement contained in this Agreement or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date on which a Debtor obtains knowledge of such failure, or
(ii) the date on which notice thereof shall be given by Lender to the Debtors;
or

     (e) Any Debtor, Pledgor, Guarantor or charterer under an Assigned Charter shall (i) default in the payment of any Indebtedness to Lender or to any of
Lender's Affiliates beyond the period of grace, if any, provided with respect thereto, or (ii) default in the performance or observance of any other term, condition or agreement contained in any such obligation or in any agreement relating thereto, if the effect of such default is to cause, or permit, the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity or to realize upon any collateral given as security therefor, or (iii) default in the payment of any Indebtedness singly or in the aggregate in a principal amount greater than U.S.$250,000.00 to any Person other than Lender or any of Lender's
Affiliates beyond the period of grace, if any, or (iv) default in the performance or observance of any other term, condition or agreement contained in any such obligation or in any agreement relating thereto, if the effect of such default is to cause, or permit, the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity or to realize upon any collateral given as security therefor; or

     (f) The institution by any Debtor, charterer under an Assigned Charter,
Pledgor or Guarantor of proceedings to be adjudicated a bankrupt or insolvent, or the consent by any of them to the institution of bankruptcy or insolvency proceedings against it, or the commencement by any Debtor, Pledgor, charterer under an Assigned Charter or Guarantor of a voluntary proceeding or case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law, or the consent by any of them to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of any Debtor,
Pledgor, charterer under an Assigned Charter or Guarantor or of any substantial part of their respective properties, or the making by any of them of any assignment for the benefit of creditors or the admission by any of them of an inability to pay its debts generally as they become due or its willingness to be adjudicated a bankrupt or the failure of any Debtor, Pledgor, charterer under an
Assigned Charter or Guarantor generally to pay its debts as they become due or the taking of corporate action by any Debtor, Pledgor, charterer under an
Assigned Charter or Guarantor in furtherance of any of the foregoing; or

     (g) The entry of a decree or order for relief by a court having jurisdiction in respect of any Debtor, charterer under an Assigned Charter,
Pledgor or Guarantor, adjudging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking a reorganization, arrangement, adjustment or composition of or in respect of such Person in an involuntary proceeding or case under the federal bankruptcy laws, as now or hereafter constituted, or any

                                       27

other applicable federal, state or foreign bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the such Person, or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) days or an assignment for the benefit of creditors of a majority of all the assets of any Debtor, any charterer under an
Assigned Charter, Pledgor or Guarantor; or

     (h) A Mortgage Event of Default (as defined in any Mortgage) shall have occurred or be continuing; or

     (i) The receipt by Lender of its first notice of an oil spill or discharge or a hazardous discharge by or an environmental complaint against any Vessel or any Debtor from a source other than a Debtor, where Lender does not receive notice (which may be given in oral form, provided same is followed with all due dispatch by written notice given by Certified Mail, Return Receipt Requested) of such hazardous discharge or environmental complaint from a Debtor or the Manager within three (3) Business Days from the time Lender first receives said notice from a source other than a Debtor or the Manager; or

     (j) Assertion by any federal, state, or local agency of a Lien (i) upon any
Collateral, or (ii) if it materially adversely affects any Debtor, charterer under any Assigned Charter or Guarantor, upon any of the other assets, equipment, property, leaseholds or other facilities of any Debtor by reason of the occurrence of a hazardous discharge or environmental complaint and such lien is not removed within ten (10) days of Debtors becoming aware thereof or as otherwise provided in the Mortgages; or

     (k) Any party thereto shall terminate, purport to terminate, rescind or cease to perform in any material respect the provisions of any Assigned Charter;
or

     (1) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, Pledgor, charterer under any Assigned Charter, Guarantor or Manager.

     SECTION 8. REMEDIES.

     8.1 If an Event of Default specified in Sections 7(f) or (g) above shall occur, then, and in any such event, the Commitment shall immediately terminate and the principal amount outstanding under the Note, together with accrued interest thereon, and all other amounts owing under or with respect to this
Agreement and the other Loan Documents, shall become immediately due and payable without any notice or other action by Lender, and if any other Event of Default shall occur and be continuing, then, and in any such event, Lender may, by notice of default given to the Debtors, (a) terminate forthwith the Commitment and/or (b) declare the Note and all other amounts owing thereunder or with respect to this Agreement to be forthwith due and payable, whereupon the principal amount of the Note, together with accrued interest thereon and all other amounts owing thereunder or with respect to this Agreement and the other
Loan Documents shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived to the extent permitted by applicable law. During the continuance of any
Event of Default hereunder,

                                       28

Lender shall have the right to pursue and enforce any of its rights and remedies under this Section 8.

     8.2 If an Event of Default shall occur and be continuing, Lender may exercise, in addition to all other rights and remedies granted to it in this
Agreement, the Note, the Mortgages, the Pledge Agreements, the Guaranties, the
Assignments, any other Loan Document and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of secured parties under the Code or under any other applicable law. Without limiting the generality of the foregoing, each Debtor agrees that in any such event, Lender may exercise any or all of such Debtor's respective rights, and
Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Debtors, Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Lender's offices or elsewhere at such prices as it may deem best, for cash or a credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the
Collateral so sold, free of any right or equity of redemption in any Debtor, which right or equity is hereby expressly released to the extent permitted by applicable law. Each Debtor further agrees, at Lender's request, to assemble and to cause Pledgor to assemble the Collateral, make it available to Lender at places which Lender shall reasonably select, whether at any Debtor's premises or elsewhere. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale (after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of Lender hereunder, including reasonable attorneys' fees and expenses) to the payment in whole or in part of the Obligations, in such order as Lender may elect and only after so applying such net proceeds and after the payment by Lender of any other amount required by any provision of law need
Lender account for the surplus, if any, to the Debtor. To the extent permitted by applicable law, each Debtor waives all claims, damages, and demands against
Lender arising out of the repossession, retention or sale of the Collateral.
Each Debtor agrees that Lender need not give more than ten (10) days' notice
(which notification shall be deemed given when mailed, postage prepaid, addressed to such Debtor at its address set forth in Section 9.2 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The
Debtors shall be jointly and severally liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay any and all
Obligations due Lender under any of this Agreement, the Note and the other Loan
Documents.

     8.3 The Debtors agree to pay all costs of Lender, including reasonable attorneys' fees and disbursements, incurred with respect to the collection of any of the Obligations and the enforcement of any of their rights hereunder or under any other of the Loan Documents.

                                       29

     8.4 The Debtors hereby waive presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this
Agreement, any other Loan Document or the Collateral.

     SECTION 9. MISCELLANEOUS.

     9.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of
Lender in exercising any right, remedy, power or privilege hereunder or under the Note or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No right or remedy in this Agreement or any other Loan Document is intended to be exclusive but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to Lender at law or in equity; and the exercise by Lender of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other remedies. To the extent permitted by law, each Debtor waives any rights now or hereafter conferred by statute or otherwise which limit or modify any of Lender's rights or remedies under this
Agreement or any other Loan Document.

     9.2 NOTICES. All notices, requests and demands to or upon any party hereto shall be deemed to have been duly given or made when sent by telecopier with telephonic confirmation, or deposited in the United States mail, first class postage prepaid, or sent by a nationally recognized overnight courier service, addressed to such party as follows, or to such other address as may be hereafter designated in writing by such party to the other party hereto:

     Debtors:          STRATFORD SHIPPING CORP.
                       P.O. Box HM 2522
                       Hamilton HMGX
                       BERMUDA
                       Attention: William J. Carr
                       Facsimile No.: 1441-295-4957

                       SHEFFIELD MARITIME CORP.
                       P.O. Box HM 2522
                       Hamilton HMGX
                       BERMUDA
                       Attention: William J. Carr
                       Facsimile No.: 1441-295-4957

     with a copy to:   TBS Shipping Services Inc.
                       612 East Grassy Sprain Rd.
                       Yonkers, NY 10710 USA
                       Attention: Ferdinand V. Lepere
                       Facsimile No.: 914/961-5121

     and:              Cardillo & Corbett
                       29 Broadway

                                       30

                       New York, NY 10006 USA
                       Attention: Tulio R. Prieto, Esq.
                       Facsimile No.: 212/797-1212

     Lender:           MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC.,
                       ACTING THROUGH ITS DIVISION, MERRILL LYNCH
                       CAPITAL
                       222 N. LaSalle St.
                       Chicago, IL 60601
                       Attention: Group Senior Credit Officer
                       Facsimile No.: 312/750-6108

     with a copy to:   MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC.,
                       ACTING THROUGH ITS DIVISION, MERRILL LYNCH
                       CAPITAL
                       222 N. LaSalle St.
                       Chicago, IL 60601
                       Attention: Frank J. Stancato, Esq. - Vice President
                       Facsimile No.: 312/750-6108

     9.3 PAYMENT OF EXPENSES AND TAXES; INDEMNITY; PERFORMANCE BY LENDER OF THE
DEBTORS' OBLIGATIONS.

     (a) The Debtors agree, whether or not the transactions contemplated by this
Agreement and the other Loan Documents shall be consummated, to be jointly and severally liable for and to pay (i) all reasonable costs and expenses of Lender in connection with the negotiation, preparation, execution and delivery of this
Agreement and the other Loan Documents, and the other documents relating hereto, including, without limitation, the fees and disbursements of counsel to Lender;
(ii) all fees and taxes in connection with the recording of this Agreement, the
Mortgages and the other Loan Documents or any other document or instrument required hereby or thereby; and (iii) all reasonable costs and expenses of
Lender in connection with the enforcement of this Agreement, the Note and the other Loan Documents, including all reasonable legal fees and disbursements arising in connection therewith. The Debtors also jointly and severally agree to pay, and to jointly and severally indemnify and save Lender harmless from and against any and all taxes, including, without limitation, non-U.S. taxes imposed on Lender and measured by or with reference to income of Lender based on receipt of payments made or on behalf of any Debtor pursuant to this Agreement, the Note or other Loan Documents, sales, use, stamp and personal property taxes (other than any corporate income, capital, franchise or similar taxes payable by Lender with respect to the payments made to Lender hereunder or thereunder) and all license, filing, and registration fees and assessments and other charges, if any, which may be payable or determined to be payable in connection with the execution, delivery and performance of this Agreement, the Note or the other
Loan Documents or any modification thereof or supplement thereto.

     (b) The Debtors hereby further jointly and severally agree, whether or not the transactions contemplated by this Agreement shall be consummated, and whether or not the Loan has been made by Lender to the Debtors, to jointly and severally pay, indemnify, and hold

                                       31

Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, out-of-pocket costs, expenses (including legal expenses) or disbursements of any kind or nature whatsoever arising out of or with respect to this Agreement, the other
Loan Documents, the Vessels, the other Collateral or Lender's interest therein, including, without limitation, the execution, delivery, enforcement, performance, administration, amendment or modification of this Agreement, the
Note and the other Loan Documents and the manufacture, purchase, ownership, possession, use, selection, operation or condition of the Vessel or any part thereof (the foregoing being referred to as the "indemnified liabilities");
provided, however, that the Debtors shall not have any obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of Lender.

     (c) If any Debtor fails to perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Lender incurred in connection with such performance or compliance, together with interest thereon at the rate provided for in the Note shall be payable by the Debtor to
Lender on demand and until such payment shall constitute Obligations secured hereby.

     9.4 PROPOSAL FEE. Debtors have already paid, and Lender acknowledges receipt of, U.S.$75,000.00 of the U.S.$150,000.00 agreed Proposal Fee. On the
Funding Date, Debtors shall pay to Lender the balance of the Proposal Fee in the amount of U.S.$75,000.00

     9.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement or any of the other Loan Documents and any certificates delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the making of the Loan hereunder and the agreements contained in Section 9.3 hereof shall survive payment of the Note.

     9.6 AMENDMENTS; WAIVERS. No provision of this Agreement, the Note, any other Loan Document or any related agreements may be amended or modified in any way, nor may noncompliance therewith be waived, except pursuant to a written instrument executed by Lender and the Debtors. In the case of any waiver, Lender and the Debtors shall be restored to their former position and rights hereunder, under the Note, any other Loan Document and under any related agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall in any way be, or be construed to be, a waiver of any other or subsequent Default or Event of Default, or impair any right consequent thereon.

     9.7 COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     9.8 AUTHORIZATION TO DATE, COMPLETE BLANKS AND CORRECT ERRORS. Each Debtor
hereby irrevocably authorizes Lender and Lender's agents, representatives and employees to date, to complete any blank spaces contained in, and to correct any typographical or mathematical errors appearing in, this Agreement, the Note or in any other Loan Documents or other documents pertaining hereto or thereto.

                                       32

     9.9 MERGER CLAUSE. This Agreement and the other Loan Documents contain the complete, final and exclusive statement of the terms of the agreement between
Lender and the Debtors relating to the transactions hereby contemplated

     9.10 SUCCESSORS OR ASSIGNS. THIS AGREEMENT SHALL BE BINDING UPON AND INURE
TO THE BENEFIT OF THE DEBTORS AND LENDER AND THEIR RESPECTIVE SUCCESSORS AND
ASSIGNS, EXCEPT THAT NO DEBTOR MAY ASSIGN OR TRANSFER ITS RIGHTS HEREUNDER OR
ANY INTEREST HEREIN. LENDER MAY ASSIGN ANY INTEREST IN THIS AGREEMENT AND THE
LOAN DOCUMENTS.

     9.11 CONSTRUCTION. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.
To the extent permitted by law, each Debtor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
THIS AGREEMENT AND (EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN ANY OTHER LOAN
DOCUMENT) THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES
OF AMERICA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE
(WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN TITLE 14 OF
ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).

     9.12 JURISDICTION. EACH DEBTOR HEREBY IRREVOCABLY CONSENTS AND AGREES THAT
ANY LEGAL ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR IN ANY WAY IN CONNECTION
WITH THIS AGREEMENT MAY BE INSTITUTED OR BROUGHT IN THE COURTS OF THE STATE OF
NEW YORK, IN THE COUNTY OF NEW YORK, OR THE UNITED STATES COURTS FOR THE
SOUTHERN DISTRICT OF NEW YORK, AS LENDER MAY ELECT, AND BY EXECUTION AND
DELIVERY OF THIS AGREEMENT, EACH DEBTOR HEREBY IRREVOCABLY ACCEPTS AND SUBMITS
TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY,
THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH
COURTS. EACH DEBTOR IRREVOCABLY CONSENTS TO SERVICE OF ANY SUMMONS AND/OR LEGAL
PROCESS BY REGISTERED OR CERTIFIED UNITED STATES AIR MAIL, POSTAGE PREPAID, TO
SUCH DEBTOR AT THE ADDRESS SET FORTH IN SECTION 9.2 HEREOF, SUCH METHOD OF
SERVICE TO CONSTITUTE, IN EVERY RESPECT, SUFFICIENT AND EFFECTIVE SERVICE OF
PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING. NOTHING IN THIS AGREEMENT SHALL
AFFECT THE RIGHT TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR
LIMIT THE RIGHT TO BRING ACTIONS, SUITS OR PROCEEDINGS IN THE COURTS OF ANY
OTHER APPROPRIATE JURISDICTION. EACH DEBTOR FURTHER AGREES THAT FINAL JUDGMENT
AGAINST IT IN ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND
MAY BE ENFORCED IN ANY OTHER JURISDICTION, WITHIN OR OUTSIDE THE UNITED STATES
OF AMERICA, BY

                                       33

SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE
CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF THE LIABILITY.

     9.13 WAIVER OF TRIAL BY JURY. EACH DEBTOR AND LENDER IN ANY LITIGATION
RELATING TO OR IN CONNECTION WITH THIS AGREEMENT IN WHICH THEY SHALL BE ADVERSE
PARTIES WAIVE TRIAL BY JURY.

     9.14 NECESSARY OR INDISPENSABLE PARTIES. EACH DEBTOR WAIVES ANY CLAIM OR
DEFENSE IT MAY HAVE THAT ANY OTHER DEBTOR, PLEDGOR, GUARANTOR OR ANY OTHER
PERSON WHATSOEVER IS EITHER A NECESSARY OR INDISPENSABLE PARTY IN ANY ACTION
COMMENCED BY LENDER AGAINST SUCH DEBTOR'S VESSEL OR AGAINST SUCH DEBTOR IN ANY
WAY IN RESPECT OF THE LOAN, ANY VESSEL, THIS AGREEMENT, THE NOTE OR ANY OTHER
LOAN DOCUMENT.

                            [signature page follows]

                                       34

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    STRATFORD SHIPPING CORP.

                                    By: /s/ Ferdinand V. Lepere
                                        ----------------------------------------
                                        Name: Ferdinand V. Lepere
                                        Title: Attorney-in-Fact

                                    SHEFFIELD MARITIME CORP.

                                    By: /s/ Ferdinand V. Lepere
                                        ----------------------------------------
                                        Name: Ferdinand V. Lepere
                                        Title: Attorney-in-Fact

                                    MERRILL LYNCH BUSINESS FINANCIAL
                                    SERVICES, INC., ACTING THROUGH ITS DIVISION,
                                    MERRILL LYNCH CAPITAL

                                    By: /s/ Steve Coley
                                        ----------------------------------------
                                        Name: Steve Coley
                                        Title: Vice President-Region Credit
                                               Manager

                                       35

                                 ACKNOWLEDGMENT

STATE OF NEW YORK  )
                   ) SS.:
COUNTY OF NEW YORK )

     On this ___ of August, 2004, before me personally appeared Ferdinand V.
Lepere, who, being by me duly sworn, deposes and says that he resides at 5670
Amboy Road, Staten Island, New York 10309 USA; that he is Attorney-in-Fact of
Stratford Shipping Corp., the Marshall Islands corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation and the said instrument is the act and deed of said corporation.

     In witness whereof, I have hereunto set my hand and affixed my official seal.

                                        ----------------------------------------
                                        Notary Public

                                       36

                                                                       Exhibit A

                                     FORM OF
                              LETTER OF UNDERTAKING

                                                                       Exhibit B

                             SECURED PROMISSORY NOTE

                                                                       Exhibit C

                                     FORM OF
                            CERTIFICATE OF COMPLIANCE

                                   SCHEDULE 1

                                   GUARANTORS

                                   SCHEDULE 2

                                OTHER SHIPOWNERS

                                   SCHEDULE 3

              PENDING OR THREATENED ACTIONS, SUITS AND PROCEEDINGS
 AGAINST THE DEBTORS, CHARTERERS UNDER ASSIGNED CHARTERS, PLEDGOR OR GUARANTORS

                                   SCHEDULE 4

                        [VIOLATIONS OF ENVIRONMENTAL LAW]

                                   SCHEDULE 5

                                   SUBCHARTERS